FIFTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS FIFTH AMENDMENT TO THE PARTICIPATION AGREEMENT ("Fifth Amendment") is made and entered into as of the 1st day of May 1998, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A of the Original Agreement (hereinafter defined) (the "Accounts") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

       WHEREAS the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996, as supplemented by First Amendment to Participation Agreement dated September 3, 1996, Second Amendment to Participation Agreement dated March 14, 1997, Third Amendment to Participation Agreement dated November 28, 1997, and Fourth Amendment to Participation Agreement dated as of May 1, 1998 (collectively the "Original Agreement"); and

   WHEREAS the Trust, the Company and MFS now desire to modify the Original Agreement.

   NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto;

2. The Original Agreement, as supplemented by this Fifth Amendment, is ratified and confirmed; and

3. This Fifth Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

   IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY COMPANY    MFS VARIABLE INSURANCE TRUST
By its authorized officer,                  on behalf of the Portfolios.  By its
                                            authorized officer and not
                                            individually,

By:  /s/ Laurie M. LeBlanc                  By:  /s/ James R. Bordewick, Jr.
     ---------------------                       ---------------------------

Name: Laurie M. LeBlanc                     Name:  James R. Bordewick, Jr.

Title: Vice President                       Title:  Senior VP & Associate
                                            General Counsel

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:  /s/ Jeffrey L. Shames
     ---------------------

Name:  Jeffrey L. Shames

Title:  Chairman, Chief Executive Officer

                                          SCHEDULE A

                               ACCOUNTS, POLICIES AND PORTFOLIOS
                             SUBJECT TO THE PARTICIPATION AGREEMENT

--------------------------------------------------------------------------------------------------------------
 Name of Separate Account and Date               Policies Funded by              Portfolios Applicable to
 Established by Board of Directors                 Separate Account                       Policies
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
  Variable Annuity Account B                       Variable Annuity               World Governments Series
    (Est. October 18, 1976)                                                          Total Return Series
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Variable Annuity Account C                       Variable Annuity               World Governments Series
    (Est. October 18, 1976)                                                          Total Return Series
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  Variable Life Account B                            Variable Life                World Governments Series
   (Est. June 18, 1986)                                                              Total Return Series
--------------------------------------------------------------------------------------------------------------